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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this registration statement on Form S-4 of American Telephone and Telegraph Company ("AT&T") of our reports, dated January 28, 1993, on our audits of the consolidated financial statements and consolidated financial statement schedules of AT&T and its subsidiaries, which are included or incorporated by reference in AT&T's Annual Report on Form 10-K for the year ended December 31, 1992, and of our report, dated January 28, 1993, on our audits of the consolidated financial statements of AT&T and its subsidiaries, which is included in McCaw Cellular Communications, Inc.'s Current Report on Form 8-K dated August 16, 1993, as amended. We also consent to the reference to our Firm under the caption "Experts" and all other references to our Firm elsewhere in this registration statement.

                                          Coopers & Lybrand

New York, New York
January 31, 1994